SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2002

F.A.O., Inc.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-19536 (Commission File Number)	95-3971414 (IRS Employer Identification No.)

2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406
(Address of Principal Executive Offices) (Zip Code)

(610)292-6600
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountant

        On June 4, 2002, F.A.O., Inc. (the "Company"), dismissed Arthur Andersen LLP ("Andersen"), as its independent accountant, and appointed KPMG LLP ("KPMG") as its new independent accountant. The decision to change accountants was approved by the audit committee of the board of directors of the Company.

        Andersen's reports on the Company's financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the Company's two most recent fiscal years and the period from the end of the last fiscal year through June 4, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

        The Company has provided Andersen with a copy of the foregoing statements. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated June 4, 2002, stating its agreement with such statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)
Exhibits

16.1
Letter of Arthur Andersen LLP

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.A.O., INC.
Date: June 4, 2002	/s/ RAYMOND P. SPRINGER Raymond P. Springer Chief Financial Officer

EXHIBIT INDEX

16.1
Letter of Arthur Andersen LLP